PATRIOT PREMIUM DIVIDEND FUND II


                      INSTRUMENT CHANGING NAME OF THE TRUST
                      -------------------------------------

The Trustees of Patriot Premium Dividend Fund II (the "Trust"), hereby amend the Trust's Declaration of Trust, dated 09/26/89 as amended and restated 12/12/89 , to the extent necessary to reflect the change of the name of Patriot Premium Dividend Fund II to John Hancock Patriot Premium Dividend Fund II, effective January 2, 1995.


IN WITNESS WHEREOF, the Trustees of the Trust have executed this Instrument on the 13th day of September 1994.



/s/ Edward J. Boudreau, Jr.                          /s/ Charles L. Ladner
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Edward J. Boudreau, Jr.                              Charles L. Ladner

/s/ Thomas W.L. Cameron                              /s/ Patricia P. McCarter
---------------------------                          --------------------------
Thomas W.L. Cameron                                  Patricia P. McCarter

/s/ James F. Carlin                                  /s/ Steven R. Pruchansky
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James F. Carlin                                      Steven R. Pruchansky

                                                     /s/ Richard S. Scipione
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Charles F. Fretz                                     Richard S. Scipione

/s/ Harold R. Hiser, Jr.                             /s/ Norman H. Smith
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Harold R. Hiser, Jr.                                 Norman H. Smith

                                                     /s/ John P. Toolan
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Alonzo R. Horsey                                     John P. Toolan